UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2014

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4553 Glencoe Avenue, Los Angeles, California 90292

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On June 17, 2014, PAR Investment Partners, L.P. (“PAR”) converted 19,118,233 shares of non-voting common stock of Global Eagle Entertainment Inc. (the “Company”) into an equal number of shares of the Company’s common stock, par value $0.0001 per share, in accordance with the terms of the non-voting common stock set forth in the Company’s Second Amended and Restated Certificate of Incorporation. The conversion was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof. No commission or other remuneration was paid or given directly or indirectly for soliciting the conversion.

The common stock and non-voting common stock have identical rights, powers, preferences and privileges, except with respect to voting rights and conversion rights applicable to the non-voting common stock. Accordingly, the total number of outstanding shares of both common stock and non-voting common stock are used by the Company to compute basic and diluted net earnings (loss) per share. As a result of the conversion, the total number of outstanding shares of non-voting common stock decreased by 19,118,233, and the total number of outstanding shares of common stock increased by the same amount, with no shares of non-voting common stock remaining issued and outstanding. The conversion did not increase the aggregate number of outstanding shares of the Company’s capital stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

	By:	/s/ Michael Pigott
Name: Michael Pigott
Title: VP Legal

Dated: June 19, 2014

[Signature Page to Form 8-K]